MODIFICATION AGREEMENT TO
                                PROMISSORY NOTES

This MODIFICATION AGREEMENT is made as of December 31, 2005 between Infinite Group, Inc., a Delaware corporation with offices at 595 Blossom Road, Suite 309, Rochester, NY 14610 ("Borrower") and Carle C. Conway, an individual residing at 10113 NE Kitsap Street, Bainbridge Island, WA 98110 ("Lender").

WHEREAS, Lender is the holder of three (3) Promissory Notes issued by the Borrower to the Lender, as described in more detail in the attached Schedule A (collectively, the Notes); and

WHEREAS, the parties desire to modify the terms and conditions of the Promissory Notes as follows:

NOW, THEREFORE, the parties agree as follows:

      1) The Notes and each of them are modified to provide that the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is January 1, 2008.

      2) Monthly interest payments shall continue to be payable during the revised term of the Notes on the same day of every month as provided in each of the Notes.

      3) Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

In witness whereof, Borrower and Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.


/s/ Michael S. Smith
--------------------
By: Michael S. Smith, President


/s/ Carle C. Conway
-------------------
    Carle C. Conway


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                    PROMISSORY NOTES OF INFINITE GROUP, INC.
                   IN FAVOR OF NORTHEAST HAMPTON HOLDINGS, LLC


Holder                                      Principal Amt                Date

Carle C. Conway                               $150,000                  8/13/03
Carle C. Conway                               $ 50,000                  1/16/04
Carle C. Conway                               $ 65,000                  3/11/04